UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	September 21, 2006

Commission	Name of Registrant, State of Incorporation, Address of	IRS Employer
File Number	Principal Executive Offices and Telephone Number	Identification Number
1-9894	Alliant Energy Corporation	39-1380265
(a Wisconsin corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311
0-4117-1	Interstate Power and Light Company	42-0331370
(an Iowa corporation)
Alliant Energy Tower
Cedar Rapids, Iowa 52401
Telephone (319) 786-4411
0-337	Wisconsin Power and Light Company	39-0714890
(a Wisconsin corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311

This combined Form 8-K is separately filed by Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company.

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1 to Current Report on Form 8-K

Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company (together, the “Company”) are filing this Amendment No. 1 to its Current Report on Form 8-K, dated September 21, 2006, to report the committees of the Board of Directors to which Darryl B. Hazel has been named. The Company amends Item 5.02 of the Company’s Current Report on Form 8-K, dated September 21, 2006, to read in its entirety as set forth below.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On September 21, 2006, the Board of Directors (the “Board”) of Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company (together, the “Company”) appointed Darryl B. Hazel as a new director of the Company. Mr. Hazel, 58, has served as President of the Ford Customer Service Division and Senior Vice President of Ford Motor Company since March 2006. He previously served in various other capacities at Ford Motor Company including as President of Marketing from 2005 to 2006, President of the Ford Division in 2005, President of the Lincoln Mercury Division from 2002 to 2005 and General Manager of the Ford Customer Service Division from 2001 to 2002. Mr. Hazel will stand for election at the Company’s 2007 Annual Meeting of Shareowners as a nominee for director to serve until the Company’s 2010 Annual Meeting of Shareowners. On December 6, 2006, Mr. Hazel was appointed to the Audit Committee and the Compensation and Personnel Committee of the Company effective on January 1, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company have each duly caused this amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION
By: /s/ Barbara J. Swan
Date: December 12, 2006	Barbara J. Swan
Executive Vice President and
General Counsel
INTERSTATE POWER AND LIGHT COMPANY
By: /s/ Barbara J. Swan
Date: December 12, 2006	Barbara J. Swan
Executive Vice President and
General Counsel
WISCONSIN POWER AND LIGHT COMPANY
By: /s/ Barbara J. Swan
Date: December 12, 2006	Barbara J. Swan
President